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                                                                  Exhibit 23(a)3



                       CADRE INSTITUTIONAL INVESTORS TRUST

                           Certificate of Designation

         The undersigned, constituting a majority of the trustees (the "Trustees") of Cadre Institutional Investors Trust, organized under the laws of the State of Delaware as a business trust (the "Trust"), hereby certify that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6 of Article III of the Amended and Restated Declaration of Trust dated June 17, 1998 (the "Declaration of Trust") have executed this instrument for the purpose of changing the names of certain series of shares of the Trust ("Series") and for the purpose of establishing a new Series of shares and specifying the rights and privileges of such new Series, as follows:

         1. The names of the following seven Series are hereby changed as follows:

                  a. Cadre Network Health Financial Services Money Market Fund shall be known as SweepCash Money Market Fund;

                  b. Cadre Network Health Financial Services U.S. Government Money Market Fund shall be known as SweepCash U.S. Government Money Market Fund;

                  c. Investment Services for Education Associations Money Market Fund shall be known as Liquid Asset Money Market Fund;

                  d. Institutional Cash Fund shall be known as Institutional Cash U.S. Government Money Market Fund;

                  e. New Jersey School Districts Liquid Asset Fund shall be known as Sponsored U.S. Government Money Market Fund;

                  f. Utah School Districts Liquid Asset Fund shall be known as Sponsored Money Market Fund; and

                  g. Liquid Asset Fund shall be known as Liquid Asset U.S. Government Money Market Fund;

provided, however, that the change in the names of the Series known as Liquid Asset Fund and Institutional Cash Fund shall not become effective until the effective date of the post-effective amendment to the registration statement of the Trust registering shares of the other Series named above under the Securities Act of 1933, as amended.

         2. There is hereby established and designated, effective as of the date hereof, a new Series, which series shall be known as Institutional Cash Money Market Fund ("Institutional Money Fund").

         3. Beneficial interests in Institutional Money Fund shall be divided into shares having a par value of $0.001 per share ("Shares"), of which an unlimited number may be issued.
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         4.       Shares of Insitutional Money Fund shall have the rights and preferences provided in Article III, Section 6 of the Declaration of Trust and elsewhere in the Declaration of Trust, except as otherwise set forth in this Certificate of Designation.

         5. Shares of Institutional Money Fund shall have such voting rights as provided by the Declaration of Trust.

         6. This Certificate of Designation may be executed in counterparts, each of which shall, for all purposes, constitute an original, and all of which when taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned Trustees of the Trust have set their hands as of the 16th day of December, 1998.




                                            /s/ William T. Sullivan, Jr.
                                            -----------------------------------
                                            William T. Sullivan, Jr.

                                            /s/ David L. Boyle
                                            -----------------------------------
                                            David L. Boyle

                                            /s/ Harvey A. Fein
                                            -----------------------------------
                                            Harvey A. Fein

                                            /s/ Russell E. Galipo
                                            -----------------------------------
                                            Russell E. Galipo

                                            /s/ Donald E. Gray, Jr.
                                            -----------------------------------
                                            Donald E. Gray, Jr.

                                            /s/ C. Roderick O'Neil
                                            -----------------------------------
                                            C. Roderick O'Neil

                                            /s/ William J. Reynolds
                                            -----------------------------------
                                            William J. Reynolds

                                            /s/ Don I. Tharpe
                                            -----------------------------------
                                            Don I. Tharpe


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